CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  	   	            -----------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 4, 1994, included in The Turner Corpopration's Form 10-K for the year ended
December 31, 1993 and to all references to our Firm included in this registration statement.




                                             ARTHUR ANDERSEN LLP


New York, New York
September 26, 1994


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